EXHIBIT 10.4

SECURITY AGREEMENT

by and between

RAY CARROLL COUNTY GRAIN GROWERS, INC., as Creditor

SHOW ME ETHANOL, LLC, as Borrower

DATED AS OF MARCH 31, 2009

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	7.9.	Judgment.	12
	7.10.	Dissolution of Borrower.	12
	7.11.	Material Adverse Effect.	13

8.	REMEDIES UPON AN EVENT OF DEFAULT; APPLICATION OF PROCEEDS.		13

	8.1.	Acceleration of Liabilities.	13
	8.2.	Other Rights and Remedies.	13
	8.3.	Rights and Remedies Cumulative.	14
	8.4.	Application of Proceeds.	14

9.	INTENTIONALLY LEFT BLANK.		14

10.	AMENDMENTS.		14

11.	INDEMNIFICATION.		15

12.	NOTICE.		15

13.	CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.		16

14.	HEADINGS OF SUBDIVISIONS.		17

15.	POWER OF ATTORNEY.		17

16.	CONFIDENTIALITY.		18

17.	COUNTERPARTS.		18

18.	WAIVER OF JURY TRIAL; OTHER WAIVERS.		18

19.	STATUTORY NOTICE.		19

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) made this 31st day of March, 2009 (the “Closing Date”) by and between Ray-Carroll County Grain Growers, Inc. as Creditor (“Creditor”), and Show Me Ethanol, LLC, having its principal place of business at 26530 Highway 24 East, Carrollton, MO 64633 (“Borrower”).

WITNESSETH:

WHEREAS, Borrower has executed a Subordinated Secured Promissory Note in the original principal sum of $12,000,000.00 of even date herewith in favor of Creditor (the “Subordinated Note”) and the parties wish to provide security for Borrower’s obligation in connection therewith on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Subordinated Note between Borrower and Creditor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

1.	DEFINITIONS.

“Account” shall have the meaning ascribed to such term in the UCC.

“Account Debtor” shall have the meaning ascribed to such term in the UCC.

“Assignment and Acceptance” shall have the meaning in Section 11 hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or any day on which banks in Kansas City, Missouri are required or permitted to close.

“Chattel Paper” shall have the meaning ascribed to such term in the UCC.

“Collateral” shall mean all of the property of Borrower described herein, together with all other real or personal property of Borrower or any other Person now or hereafter pledged to Creditor, for the benefit of Creditor and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

“Creditor” shall mean Ray-Carroll County Grain Growers, Inc.

“Deposit Accounts” shall have the meaning ascribed to such term in the UCC.

“Documents” shall have the meaning ascribed to such term in the UCC.

“Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower’s business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equipment” shall have the meaning ascribed to such term in the UCC.

“Event of Default” shall have the meaning specified in Section 7 hereof.

 “Fixtures” shall have the meaning ascribed to such term in the UCC.

“General Intangibles” shall have the meaning ascribed to such term in the UCC.

“Goods” shall have the meaning ascribed to such term in the UCC.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

“Indemnified Party” shall have the meaning specified in Section 14 hereof.

“Instruments” shall have the meaning ascribed to such term in the UCC.

“Intercreditor Agreement” shall mean that Intercreditor Agreement by and among FCS Financial, PCA, the Borrower and Creditor dated the date hereof.

“Inventory” shall have the meaning ascribed to such term in the UCC.

“Investment Property” shall have the meaning ascribed to such term in the UCC.

“Leasehold Dead of Trust” shall mean that Missouri Leasehold Deed of Trust, Assignment of Rents and Security Agreement by and among the trustee named therein and Borrower as grantor, dated the date hereof.

“Liabilities” shall mean the indebtedness owed by Borrower to Creditor pursuant to the Subordinated Note.

“Loan Documents” shall mean this Agreement, the Subordinated Note, Leasehold Deed of Trust and all other agreements, instruments and documents, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, bank account agreements, banking and related services or cash management agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Creditor and/or any Lender or to any parent, Affiliate or subsidiary of Creditor and/or any Lender in connection with the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Material Adverse Effect” shall mean (i) a material adverse change in, or a material adverse effect on the business, property, assets, operations or prospects of Borrower as determined by Creditor in its sole discretion, determined in good faith, (ii) a material impairment of the ability of Borrower to perform any of its obligations under the Loan Documents as determined by Creditor in its sole discretion, determined in good faith, (iii) a material adverse effect upon the Collateral or its value as determined by Creditor in its sole discretion, determined in good faith, or (iv) a material impairment of the enforceability or priority of Creditor’s liens upon the Collateral or the legality, validity, binding effect or enforceability of the Loan Documents as determined by Creditor in their sole discretion, determined in good faith.

“Other Agreements” shall mean the Loan Documents.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Proceeds” shall have the meaning ascribed to such term in the UCC.

“Register” shall have the meaning set forth in subsection 11(d) hereof.

“Senior Loan Agreements” shall mean that certain Construction and Term Loan Agreement by and among Borrower, FCS Financial, PCA, as administrative Creditor, and the banks named therein, dated as of March 1, 2007 and that certain Revolving Creditor Agreement by and between Borrower and FCS Financial, PCA, dated November 6, 2007, as they may  be amended.

“Senior Loan Documents” shall mean the Senior Loan Agreements, the promissory note evidencing the loan made by the Senior Loan Agreements, a deed of trust in support of the loan made under the Senior Loan Agreement, and all other instruments and documents executed and delivered by Borrower, as amended from time to time, and any renewal and extensions thereof.

“Subordinated Note” in the original principal sum of $12,000,000.00 from Borrower to Creditor of even date herewith.

 “Subsidiary” shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

“Supporting Obligations” shall have the meaning ascribed to such term in the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in Missouri from time to time.

2.	SUBORDINATED NOTE.

2.1.	Subordinated Debt.

The Liabilities shall be performed in accordance with the provisions of the Subordinated Note.

3.	COLLATERAL.

3.1.	Grant of Security Interest to Creditor.

As security for the payment and performance of all Liabilities of Borrower hereunder and under the Subordinated Note, Borrower hereby assigns to Creditor and grants to Creditor, a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:

(a)           all Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower;

(b)           all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification);

(c)           all Inventory;

(d)           all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures;

(e)           all Investment Property;

(f)           all Deposit Accounts, bank accounts, deposits and cash;

(g)           Commercial Tort Claims;

(h)           All Supporting Obligations;

(i)           any other property of Borrower now or hereafter in the possession, custody or control of Creditor or any parent, affiliate or subsidiary of Creditor, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and

(j)           all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower’s books and records relating to any of the foregoing and to Borrower’s business.

3.2.	Leasehold Deed of Trust.

In addition to the foregoing Collateral, the Liabilities shall be secured by a Leasehold Deed of Trust, to be executed, delivered at the time of entry into this Agreement.

3.3.	Other Security.

Creditor, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the other Loan Documents or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral.  All sums paid by Creditor in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Creditor shall constitute Liabilities, payable by Borrower to Creditor on demand.

4.	PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

Borrower shall, at Creditor’s request, at any time and from time to time, authenticate, execute and deliver to Creditor such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Creditor) and do such other acts and things or cause third parties to do such other acts and things as Creditor may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Creditor  to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral.  Borrower irrevocably hereby makes, constitutes and appoints Creditor (and all Persons designated by Creditor for that purpose) as Borrower’s true and lawful attorney and Creditor-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Creditor’s security interest in the Collateral.  Borrower further ratifies and confirms the prior filing by Creditor of any and all financing statements which identify Borrower as debtor, Creditor as secured party and any or all Collateral as collateral.  Borrower shall deliver to Creditor any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title and shall take all actions and execute all documents required to cause the security interest of Creditor hereunder to be noted upon any such certificates of title. Borrower shall indicate on its records concerning the Collateral a notation, in form satisfactory to Creditor, of the security interest of Creditor hereunder.  Notwithstanding the foregoing, Borrower shall not be obligated to record the Creditor on certificates of title for rolling stock or motor vehicles.

4.1.	Creditor’s Enforcement Rights with Respect to Accounts.

Creditor may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of each Borrower’s Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower’s rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Creditor deems advisable; (v) prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Creditor’s sole discretion, to fulfill Borrower’s obligations under this Agreement and the other Loan Documents and to allow Creditor to collect the Accounts or other amounts owed to Borrower.  In addition to any other provision hereof, Creditor may at any time, after the occurrence and during the continuance of an Event of Default, at Borrower’s expense, notify any parties obligated on any of the Accounts to make payment directly to Creditor of any amounts due or to become due thereunder.

4.2.	Information.

Promptly following request therefore by Creditor, Borrower shall deliver to Creditor such business or financial data, reports, appraisals and projections as Creditor may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Creditor, which representations and warranties (whether appearing in this Section or elsewhere) shall be true at the time of Borrower’s execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

5.1.	Locations.

The offices where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower’s principal place of business and all of Borrower’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A.  The Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Creditor in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A.

5.2.	Organization, Authority and No Conflict.

Borrower is a duly organized, validly existing and in good standing in its state of organization and duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or if Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Creditor’s rights.  Borrower’s state of organization, form of organization and organizational identification number is set forth on Schedule 5.2 hereto.  Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the other Loan Documents and perform its obligations hereunder and thereunder.  Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect, and Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents shall not result in the imposition of any lien or other encumbrance upon any of Borrower’s property under any existing indenture, mortgage, deed of trust, loan or Creditor agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

5.3.	Names and Trade Names.

Borrower’s name has always been as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business.

5.4.	Enforceability.

This Agreement and the other Loan Documents to which Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against Borrower in accordance with their respective terms.

6.	AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Creditor’s prior written consent waiving or modifying any of such Borrower’s covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

6.1.	Maintenance of Records.

Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower’s business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A.

6.2.	Notices.

Borrower shall:

(a)           Locations.  Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Creditor of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of Borrower’s books, records and accounts (or copies thereof), or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Creditor that such Goods will be used.

(b)           Names and Trade Names.  Notify Creditor within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Creditor in writing.

(c)           Default; Material Adverse Effect.  Promptly advise Creditor of the occurrence of or any event which has a Material Adverse Effect on Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

6.3.	Insurance.

Borrower shall:

(a)           Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, and shall maintain business interruption insurance policies.  Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Creditor, together with evidence of payment of all premiums therefore, and shall contain an endorsement, in form and substance acceptable to Creditor, showing loss under such insurance policies payable to Creditor, for the benefit of Creditor and Lenders.  Such endorsement, or an independent instrument furnished to Creditor, shall provide that the insurance company shall give Creditor at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Creditor to recover under such policy of insurance in case of loss or damage.  In addition, Borrower shall cause to be executed and delivered to Creditor an assignment of proceeds of its business interruption insurance policies.  Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Creditor.  Borrower irrevocably makes, constitutes and appoints Creditor (and all officers, employees or Creditors designated by Creditor) as Borrower’s true and lawful attorney (and Creditor-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided however, that if no Event of Default shall have occurred and is continuing, Borrower may make, settle and adjust claims involving less than $50,000.00 in the aggregate without Creditor’s consent.

(b)           Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Creditor and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Creditor, together with evidence of payment of all premiums therefore; each such policy shall contain an endorsement showing Creditor on behalf of Lenders as additional insured thereunder and providing that the insurance company shall give Creditor at least thirty (30) days written notice before any such policy shall be altered or canceled.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Creditor, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Creditor deems advisable upon notice to Borrower.  Such insurance, if obtained by Creditor, may, but need not, protect Borrower’s interests or pay any claim made by or against Borrower with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above.  All sums disbursed by Creditor in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Creditor and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.  At or prior to closing of this Agreement, Borrower shall deliver to Creditor, certificates (in form and substance acceptable to Creditor), or such other evidence as may be satisfactory to Creditor, evidencing the fact that the insurance required by this Section is in existence.

6.4.	Collateral.

Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects.  Borrower shall permit Creditor and Lenders to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, immediately upon request therefore by Creditor, deliver to Creditor any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title.  Borrower shall, at the request of Creditor, indicate on its records concerning the Collateral a notation, in form satisfactory to Creditor, of the security interest of Creditor hereunder.

6.5.	Taxes.

Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (a) the amount so contested is shown on Borrower’s financial statements; and (b) the contesting of any such payment does not give rise to a lien for taxes.  If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Creditor may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefore, and any sums so advanced by Creditor shall constitute Liabilities hereunder, shall be payable by Borrower to Creditor on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

6.6.	Intellectual Property.

Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

7.	DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrower hereunder:

7.1.	Payment.

The failure of Borrower to pay or perform when due or declared due any of the Liabilities.

7.2.	Breach of this Agreement and the Other Loan Documents.

The failure of Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of Borrower under this Agreement and such failure shall continue for fifteen (15) days; provided that such fifteen (15) day period shall not apply in the event that (i) such failure is not capable of being cured within such fifteen (15) day period, (ii) such failure was the subject of a prior failure within six (6) months prior to the current failure or (iii) such failure was the result of an intentional breach by Borrower, or (b) under any of the other provisions of this Agreement or any of the other Loan Documents.

7.3.	Breaches of Other Obligations.

The failure of Borrower to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of Borrower under the Senior Loan Documents or any other failure of Borrower to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of Borrower under any other agreement with any Person if such failure might have a Material Adverse Effect.

7.4.	Breach of Representations and Warranties.

The making or furnishing by Borrower to Creditor of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the other Loan Documents or in connection with any other agreement between Borrower and Creditor, which is untrue or misleading in any material respect as of the date made.

7.5.	Loss of Collateral.

The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service other than in the ordinary course of Borrower’s business of, any of the Collateral having a value in excess of $250,000 in the aggregate for all such events during any year during the term hereof.

7.6.	Levy, Seizure or Attachment.

The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.

7.7.	Bankruptcy or Similar Proceedings.

The commencement of any proceedings in bankruptcy by or against Borrower or for the liquidation or reorganization of Borrower, or alleging that Borrower is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of Borrower’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Borrower; provided, however, that if such commencement of proceedings against a Borrower is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings.

7.8.	Appointment of Receiver.

The appointment of a receiver or trustee for Borrower, for any of the Collateral or for any substantial part of Borrower’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of Borrower; provided, however, that if such appointment or commencement of proceedings against Borrower is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings.

7.9.	Judgment.

The entry of any judgment or order against Borrower involving in excess of $250,000 in the aggregate which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution or if any such judgment or order provides equitable relief that has a Material Adverse Effect on such Borrower.

7.10.	Dissolution of Borrower.

The dissolution of Borrower.

7.11.	Material Adverse Effect.

The occurrence of a Material Adverse Effect.

8.	REMEDIES UPON AN EVENT OF DEFAULT; APPLICATION OF PROCEEDS.

8.1.	Acceleration of Liabilities.

Upon the occurrence and during the continuance of an Event of Default, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind.

8.2.	Other Rights and Remedies.

Upon the occurrence and during the continuance of an Event of Default, Creditor may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents.  In particular, but not by way of limitation of the foregoing, Creditor may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Creditor shall have the right to store the same at any of Borrower’s premises without cost to Creditor.  At Creditor’s request, Borrower shall, at Borrower’s expense, assemble the Collateral and make it available to Creditor at one or more places to be designated by Creditor and reasonably convenient to Creditor and Borrower.  Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the other Loan Documents, no remedy at law will provide adequate relief to Creditor, and agrees that Creditor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.  Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Creditor and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Creditor  may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.

8.3.	Rights and Remedies Cumulative.

The rights and remedies of Creditor under this Agreement and the other Loan Documents shall be cumulative.  Creditor shall have all other rights and remedies not inconsistent herewith as provided in the UCC or the Uniform Commercial Code as in effect in any other applicable jurisdiction, by applicable law, or in equity.  No exercise by Creditor of one right or remedy shall be deemed an election, and no waiver by Creditor of any Event of Default shall be deemed a continuing waiver.  No delay by Creditor shall constitute a waiver, election or acquiescence by Creditor.

8.4.	Application of Proceeds.

Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Creditor shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Liabilities in such manner as Creditor may deem advisable notwithstanding any previous application by Creditor and the proceeds of any sale of, or other realization upon, all or any party of the Collateral shall be applied:  first, to all fees, costs and expenses incurred by or owing to Creditor with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest (including any interest which but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts) on the Liabilities; third, to the principal amount of the Liabilities outstanding; and fourth to any other Liabilities.  Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

9.	INTENTIONALLY LEFT BLANK.

10.	AMENDMENTS.

No amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Creditor and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by Creditor, do any of the following:  (i)  reduce the principal of, or interest on, the Loans (other than as expressly permitted herein) or any fees hereunder, (ii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loan or any fees hereunder, (iii) amend or waive this Section, except in connection with the financing, refinancing, sale or other disposition of any asset of Borrower permitted under this Agreement, release or subordinate any liens in favor of Creditor, for the benefit of Creditor,  on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Creditor under this Agreement or any other Loan Document shall in any event be effective, unless in writing and signed by Creditor.

11.	INDEMNIFICATION.

Borrower agrees to defend (with counsel satisfactory to Creditor), protect, indemnify and hold harmless Creditor, each affiliate or subsidiary of Creditor, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and creditors (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any other Loan Documents, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or the use or intended use of the proceeds of the Loans; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

12.	NOTICE.

All notices, demands and other communications relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt request), overnight courier, electronic mail (at such email addresses as Borrower or Creditor, as applicable, may designate to each other in accordance herewith), or telecopy, as the case may be, at its address set forth below:

If to Borrower:	Show Me Ethanol, LLC 26530 Highway 24 East Carrollton, MO 64633 Attn: General Manager

with copies to:	Bryan Cave LLP 3500 One Kansas City Place 1200 Main Street Kansas City, Missouri 64105 Attn: Laurence Frazen Fax No.: 816-374-3300

If to Creditor:	Ray-Carroll County Grain Growers, Inc. Highway 10 West P.O. Box 158 Richmond, MO 64085 Attention: Mike Nordwald

with copies to:	Stinson Morrison Hecker LLP 1201 Walnut, Suite 2900 Kansas City, MO 64106 Attn: Mark Carder Fax No.: 816-691-3415

Each party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties.  All notices or demands sent in accordance with this Section, other than notices by Creditor in connection with enforcement rights against the Borrower or Collateral under the provisions of the Uniform Commercial Code, shall be deemed received (i) with respect to notices sent by first-class, registered or certified mail, on the date of actual receipt (or refusal), (ii) with respect to notices sent by overnight courier, on the date of actual receipt or refusal and (iii) with respect to notices sent by electronic mail or telecopy, upon confirmation of receipt thereof.  Borrower acknowledges and agrees that notices sent by Creditor in connection with exercise of enforcement rights against Collateral under the provisions of the Uniform Commercial Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telecopy or any other method set forth above.

13.	CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

This Agreement and the other Loan Documents are submitted by Borrower to Creditor for their acceptance or rejection at Creditor’s principal place of business as an offer by Borrower to borrow monies from Creditor now and from time to time hereafter, and shall not be binding upon Creditor under or become effective until accepted by Creditor on behalf of Lenders, in writing, at said place of business.  If so accepted by Creditor, this Agreement and the other Loan Documents shall be deemed to have been made at said place of business.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF MISSOURI, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Creditor to accept this Agreement, Borrower irrevocably agrees that, subject to Creditor’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CARROLLTON, STATE OF MISSOURI.  BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY CREDITOR IN ACCORDANCE WITH THIS SECTION.

14.	HEADINGS OF SUBDIVISIONS.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

15.	POWER OF ATTORNEY.

Borrower acknowledges and agrees that its appointment of Creditor as its attorney and Creditor-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

16.	CONFIDENTIALITY.

Borrower and Creditor hereby agree to use commercially reasonable efforts to assure that any and all information relating to Borrower which is (i) furnished by Borrower to Creditor (or to any affiliate of Creditor); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Creditor or such affiliate in accordance with applicable law; provided, however, that such information and other Creditor information relating to Borrower may be distributed by such party to such party’s directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, Creditors and regulators, to Creditor and upon the order of a court or other governmental agency having jurisdiction over Creditor such affiliate, to any other party.  In addition such information and other Creditor information may be distributed by Creditor to potential assignees of any portion of the Liabilities, provided, that such potential assignee agrees to follow the confidentiality requirements set forth herein.  Borrower and Creditor further agree that this provision shall survive the termination of this Agreement.

17.	COUNTERPARTS.

This Agreement, any of the other Loan Documents and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

18.	WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a)       BORROWER AND CREDITOR EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTUOUS CONDUCT BY BORROWER OR CREDITOR OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWER AND CREDITOR.

(b)       Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c)       Borrower hereby waives the benefit of any law that would otherwise restrict or limit Creditor or any affiliate of Creditor in the exercise of its rights, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Creditor or such affiliate of Creditor to Borrower.

(d)       BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY CREDITOR OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED, THAT IN THE EVENT THAT CREDITOR SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, CREDITOR SHALL PROVIDE BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

(e)       Creditor’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Creditor thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Creditor of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No delay on the part of Creditor in the exercise of any right or remedy under this Agreement or any other Loan Documents shall preclude other or further exercise thereof or the exercise of any right or remedy.  None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Creditor unless such suspension or waiver is in writing, signed by a duly authorized officer of Creditor, as required herein, and directed to Borrower specifying such suspension or waiver.

19.	INTERCREDITOR AGREEMENT.

Notwithstanding any to contrary herein, the priority of the security interests granted to Creditor herein and the enforcement of those security interests by Creditor are subject to the terms of the Intercreditor Agreement.

20.	STATUTORY NOTICE.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS PROMISSORY NOTE OR ANY LOAN DOCUMENT.  TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THOSE WRITINGS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENTS BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

BORROWER:
SHOW ME ETHANOL, LLC, a Missouri limited liability company

By
Print Name:
Title

CREDITOR:
RAY-CARROLL COUNTY GRAIN GROWERS, INC.

By

2

EXHIBIT A — BUSINESS AND COLLATERAL LOCATIONS

Attached to and made a part of that certain Security Agreement of even date herewith among SHOW ME ETHANOL, LLC, a Missouri limited liability company (“Borrower”) and Ray-Carroll County Grain Growers, Inc., as Creditor.

A.	Business locations (please indicate which location is the principal place of business and at which locations originals and all copies of books, records and accounts are kept).

1. Show Me Ethanol, LLC, P. O. Box 9, 26530 E. Highway 24, Carrollton, Missouri 64633

B.
Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes.  Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

1.	Borrower:	N/A

C.	Bank Accounts:

	Bank (with address)	Account Number	Type of Account

1. Borrower:	FCS Financial Three City Place Drive Suite 870 St Louis, MO 63141	1178302700	DDA
(i)	Bank Midwest, NA 1111 Main St Kansas City, MO 64105	5406000673	DDA

SCHEDULE 5.2

State of organization:	Missouri

Form of organization:	Limited liability company

Organizational identification number:	LC0712521